Exhibit 99.1

NEWS RELEASE
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Media:                                                   Investors:
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Peter Murphy                                             Joseph Schepers
714-545-0100 ext. 3213                                   212-754-4422



                             ICN International
          Files Initial Offering Circulars in London and Budapest



COSTA MESA, Calif., March 22, 2001 - - ICN Pharmaceuticals, Inc. (NYSE:
ICN) announced today that draft offering circulars relating to the proposed international offering of shares and global depositary receipts ("GDRs") in ICN International have been submitted on a confidential basis to the Budapest and London Stock Exchanges.

On completion of the previously announced reorganization, ICN International will comprise ICN's operations in Western Europe, Central and Eastern Europe and Asia, Africa and Australia.

Subject to market conditions and regulatory approvals, it is proposed that up to 40% of ICN International will be sold in an international offering in the second quarter of 2001. It is intended that ICN International's shares will be listed on the Budapest Stock Exchange and that GDRs representing shares in ICN International will be listed on the London Stock Exchange.

ICN Chairman and Chief Executive Officer Milan Panic commented on the proposed offering, saying, "The filing of the draft offering circulars with the Budapest and London Stock Exchanges is an important milestone demonstrating our ongoing commitment to split ICN into three publicly traded entities".

Any securities of ICN International offered will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to ICN's ability to complete its restructuring plan according to stated timeframes, stock exchange and other regulatory approval processes, legal, accounting and other risks including those detailed from time to time in ICN's Securities and Exchange Commission filings.

ICN is an innovative, research-based global pharmaceutical company that manufactures, markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its therapeutic focus is on anti-infectives, including anti-virals, dermatology and oncology. Additional information is also available on ICN's website at http://www.icnpharm.com.

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